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                                                                  EXHIBIT 10.1.1


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG




                      CAROLINA TERMITE & PEST CONTROL, INC.

                               E. DAVID DODD, III

                                DRAKE DODD MCCAIN

                              LAURA MIDDLETON DODD

                               SARAH CURRENT DODD


                                       AND


                           SWISHER PEST CONTROL CORP.





                                    EFFECTIVE
                                SEPTEMBER 1, 1997


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                            ASSET PURCHASE AGREEMENT

     AGREEMENT made and entered into as of the 1st day of September, 1997, by and among Carolina Termite and Pest Control, a North Carolina Corporation (the "Seller"), E. David Dodd, III and Drake Dodd McCain, Sarah Current Dodd, and Laura Middleton Dodd (individually a "Stockholder" and collectively the "Stockholders"), Swisher Pest Control Corp., a North Carolina corporation ("Swisher").

                                   WITNESSETH

     WHEREAS, Seller is engaged in the termite and pest control business (the "Business"),

     WHEREAS, the Stockholders own 100% of the capital stock of the Seller;

     WHEREAS, Swisher desires to purchase from Seller, and Seller desires to sell to Swisher, substantially all of the assets of the Business;

     WHEREAS, the Stockholders desire to induce Swisher to enter into and perform this Agreement;

     NOW, THEREFORE, it is agreed as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following meanings:

          (a) "Acquired Assets" means the Fixed Assets, the Customer Contracts and Product Inventory and Customer Lists.

          (b)  "Assumed Liabilities" means only such liabilities as are shown on
Schedule 1.1(b).




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          (c)  "Closing" shall mean the consummation of the transactions contemplated by this Agreement on the Closing Date.

          (d) "Closing Date" shall mean September 1, 1997, or such other date as may be agreed upon in writing by the parties.

          (e) "Customer Contracts" shall mean contracts (whether written or oral) entered into by Seller to provide termite and pest control services as part of the Business.

          (f)  "Excluded Assets" means the assets shown on Schedule 1.1(f).

          (g) "Excluded Liabilities" means all liabilities which are not Assumed Liabilities.

          (h) "Fixed Assets" means the tangible fixed assets owned by Sellers used by Sellers in connection with the operation of the Business, including, without limitation, motor vehicles; and generally by type, computer equipment, routeman's equipment, warehouse equipment, office furniture, office fixtures, communications equipment and software, shop equipment and fleet equipment (excluding Product Inventory), used by the Sellers in connection with the operation of the Business.

          (i) "Other Contracts and Leases" shall mean contracts and leases (whether written or oral) other than Customer Contracts or real property leases.

          (j) "Product Inventory" means all inventories of Seller's insecticides, pesticides, termiticides, repellents and other chemicals used in the Business.

          (k) "Schedules" shall mean the documents delivered with this Agreement and specifically marked as Schedules. The Schedules are an integral part of this Agreement.



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                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

     The Seller and the Stockholders, jointly and severally, represent and warrant to Swisher that:

     2.1 CORPORATE ORGANIZATION AND CAPITALIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, is duly qualified to do business and is in good standing as a foreign corporation in each State where the nature of its respective business or activities requires it to be so qualified, has the corporate power and authority to own and operate its properties and to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby, has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings with, all governmental instrumentalities or authorities having jurisdiction to the extent requisite for ownership, operation and conduct of its business.

     2.2 AUTHORITY. The execution and delivery of this Agreement by the Seller and the due consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller and this Agreement constitutes a valid and legally binding Agreement of the Seller and neither the execution and delivery of this Agreement nor the consummation by the Seller of the transactions contemplated hereby will (i) constitute a violation of any provision of law or of the Seller's Articles of Incorporation or Bylaws, (ii) result in the breach of, or the imposition of any lien on, or constitute a default under, any indenture or bank loan or credit agreement, license, permit, trust, pledge, agreement, custodianship or other restriction or (iii) is prevented or otherwise limited by



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any judgment, order, writ, injunction or decree of, or is prevented or otherwise limited by any proceeding before, any court, governmental body, administrative agency or arbitrator to which the Seller is a party or by which it or its properties may be bound or affected. Except for consents, approvals, authorizations and actions which are disclosed in Schedule 2.2, no consent, approval, authorization or other action of, or designation, declaration, filing, registration or qualification with, any governmental authority or any person having legal rights against or jurisdiction over the Seller, or the Seller's assets is required for: (a) the execution, delivery or performance by the Seller of this Agreement; (b) the assignment, conveyance or other transfer to Swisher in accordance with this Agreement of all of the Acquired Assets of Seller, without the acceleration of, or creation of the right to accelerate, any maturity date of any debt, liability or other obligation, or any increase in the interest rate of any instrument evidencing such debt, liability or other obligation, or any cancellation or other diminution in value of any right, title or interest thereto; or (c) the consummation by Seller and/or the Stockholders of any other transaction contemplated hereby.

     2.3 FINANCIAL STATEMENTS. Seller and/or the Stockholders have furnished Swisher with the balance sheet of Seller and related statement of income and by Seller retained earnings and statement of cash flows for the period ending July 31, 1997 prepared by Seller. Seller and/or the Stockholders have also furnished Swisher with the balance sheets of Seller as at December 31, 1996 and December 31, 1995 and related statements of income and retained earnings and statement of cash flows for the years ended on such dates, respectively, internally generated by Seller (the "Financial Statements"). The Financial Statements are complete and correct. All such Financial Statements fairly present the financial position of the respective corporations as at the



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respective dates thereof, and the statements of income and statement of cash flows for said periods, fairly present the results of the operations of the respective corporations for the periods indicated, in each case in accordance with generally accepted accounting principles, consistently applied. The Financial Statements make full and adequate provision for all obligations and liabilities (fixed and contingent) of the Seller which have accrued or are properly accruable in accordance with generally accepted accounting principles as of their respective dates.

     2.4 UNDISCLOSED LIABILITIES. Seller has no material liabilities of any nature, whether absolute, accrued or contingent and whether due or to become due, which were not reflected on the Financial Statements or which are not listed in Schedule 2.4. There has been no material adverse change in the business, condition or operations (financial or otherwise) of Seller or any of them since July 31, 1997.

     2.5 TITLE TO ASSETS. Seller has good, valid and marketable title to all its assets (real and personal, tangible and intangible), subject to no liens, encumbrances or other restrictions.

     2.6 OWNED REAL ESTATE. Stockholders own real property which is used in the conduct of the Business through a North Carolina partnership. The Stockholders lease the real estate to Seller.

     2.7 REAL ESTATE LEASE. The Seller has a valid and enforceable real property lease (the "Realty") used in the conduct of the Business which is not in default with respect to the premises purported to be leased by it (and there are no events which have occurred which can or may constitute such a default under such leases), has performed all obligations required to be performed by it under such lease, has not performed any act prohibited under such leases and possesses and quietly enjoys the Realty under such lease. The Realty is not subject to any



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restrictions, exceptions, reservations or limitations which might affect its use or value to Swisher, except as set forth in Schedule 2.7. The buildings, fixtures or improvements on the Realty and the operations therein conducted conform to any and all laws, including, without limitation, applicable health, fire, environment, safety, zoning and building laws. The buildings, structures and fixtures used by Seller in the conduct of its business are in good operating condition and repair and have been maintained and repaired on a regular basis and are adequate for the conduct of the Business. Except as set forth on Schedule 2.7, no mortgage, deed of trust, financing statement or continuation statement with respect to the Realty has been recorded in any state or other jurisdiction and Seller has not signed any such statement or agreement authorizing or permitting any such encumbrance whether recorded or not.

     2.8 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 2.8. attached hereto, Seller and Stockholders have no knowledge that the Realty contains any hazardous waste, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants, or toxic pollutants, as those terms are used in the Resource Conservation Recovery Act (42 USC ss. 1251 (et. seq.), or in any amendments thereto, or in any regulation promulgated pursuant thereto, or in any applicable state or local law, regulation or ordinance. Except as set forth on
Schedule 2.8, Seller and Stockholders have no knowledge that any part of the Realty currently or potentially subject to any federal, state or local compliance or enforcement action, cleanup action, or other action because of the presence of stored, leaked, spilled or disposed products, waste materials or debris, "PCB's" or "PCB items" (as defined in 40 CFR ss. 761.3), underground storage tanks, "asbestos" (as defined in 40 CFR ss. 763.63), or the past or present accumulation, treatment, storage, disposal, spillage or leakage of any dangerous, hazardous or toxic substance as defined



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in or regulated by any federal, state or local laws, regulations or orders.
Except as set forth on Schedule 2.8, no portion of the Realty has been filled with rock, soil, gravel, debris, garbage, stumps or other fill materials which to the best knowledge of the Seller and Stockholders presents an actual or potential threat to public health or the environment or which may require environmental investigation, cleanup or remediation, and no condition currently exists which is or may be characterized by any federal, state or local government or agency as an actual or potential threat or danger to public health or the environment.

     2.9 PERSONAL PROPERTY LEASES. Schedule 2.9 contains a list and brief description of the terms of each personal property lease used by Seller in the conduct of the Business. All such leases are in full force and effect.

     2.10 EMPLOYEE COMPENSATION. Seller has delivered to Purchaser herewith
Schedule 2.10 containing the names and current annual salary rates of all present officers and employees of Seller who received during the calendar year 1996, or will receive during the calendar year 1997, $30,000 or more in the aggregate compensation, whether in salary, bonus or otherwise.

     2.11 EMPLOYEE BENEFIT PLANS. Schedule 2.11 contains a list of all bonus, incentive compensation, retirement, pension, group insurance, death benefit or other benefit plans, trust agreements or arrangements affecting employees of Seller.

     2.12 INSURANCE POLICIES. Schedule 2.12 contains a list of all insurance policies used in the Seller's Business. All insurance policies set forth in
Schedule 2.12 are in full force and effect; sufficient for compliance by Seller with all requirements of law and all agreements to which they are a party; are valid, outstanding and enforceable policies; in the judgment of the management of Seller, which to the best knowledge of Seller and Stockholders insure against



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risks customarily insured against in amounts customarily carried by business enterprises of similar size engaged in the Business of similar size and provide adequate insurance coverage for the assets and operations of the Business (and will remain in full force and effect through the Closing Date); and, will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     2.13 LABOR RELATIONS. Schedule 2.13 contains a list of all collective bargaining agreements with all labor unions or other representatives of employees which are binding upon Seller and a description of any attempts to organize a collective bargaining unit.

     2.14 LITIGATION. Except as set forth in Schedule 2.14 there is no known action, suit, proceeding or known investigation pending or, threatened against or affecting Seller, or the Stockholders in any court or by or before any arbitrator or governmental agency or authority which might result, either individually or in the aggregate, in any adverse change in the condition, financial or otherwise, results of operations, business, assets, profit or prospects of Seller or Stockholders, or the ability of Seller or Stockholders to perform their obligations hereunder. There is no known action, suit, proceeding or investigation pending or, threatened against or affecting Seller or the Stockholders in any court or by or before any arbitrator or governmental instrumentality or authority which questions the validity of this Agreement, any of the transactions contemplated hereby, or any action taken or to be taken in connection with this Agreement.

     2.15 CUSTOMER CONTRACTS. Schedule 2.15 contains an accurate and complete list of all of the Customer Contracts which Seller has or will transfer to Swisher and to which Swisher will be a party. The Customer Contracts are valid and in full force and effect, and Seller has not



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breached any provision of, and is not in default in any respect under, the terms of any such contract. Seller has the right to transfer the Customer Contracts without obtaining customer consents.

     2.16 OTHER CONTRACTS. Schedule 2.16 contains an accurate and complete list of Other Contracts and Leases used by Seller in the Business to be transferred to Swisher. Except as shown on Schedule 2.16, no consents from third parties are necessary to transfer any of the Other Contracts and Leases.

     2.17 INTELLECTUAL PROPERTY. Seller owns or holds common law rights to use all trademarks, service marks, and trade names used in or necessary for the ordinary conduct of the Business of Seller as heretofore conducted, as set forth in Schedule 2.17, and the consummation of the transactions contemplated hereby will not alter or impair Swisher's exercise of any such rights after the Closing. No claims have been asserted and no claims are pending, by any person to the use of any such trademarks, service marks, or trade names, or challenging or questioning the validity or effectiveness of them, and Seller and Stockholders are not aware of any basis for such a claim.

     2.18 ABSENCE OF CHANGES. Except for changes required by the transactions contemplated herein, there has not been with respect to Seller either individually or in the aggregate, nor will there be through the Closing Date:

                  (i) any material adverse change in its condition, financial or otherwise, results of operations, business, assets or profits which, individually or in the aggregate, have been or will be materially adverse to such conditions, financial or otherwise, results of operations, business, assets or profits nor has there been any change in such conditions, results of operations, the Business, assets or profits occurring otherwise than in the ordinary course of business;



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                  (ii)   any damage, destruction or loss (whether or not covered
          by insurance) materially and adversely affecting the Business or assets of Seller,

                  (iii) any labor trouble materially and adversely affecting its Business or assets;

                  (iv) any mortgage, pledge, lien or other encumbrances or security interest (other than liens for current taxes not yet due) created on any of the assets of Seller;

                  (v) any sale, transfer or other disposition of any of Seller's assets except in the ordinary course of business;

                  (vi) any amendment, termination, cancellation or waiver of any right of substantial value belonging to Seller except in the ordinary course of business;

                  (vii) any increase in the compensation payable or to become payable by Seller to any of its officers or employees listed in
          Schedule 2.8 or any general uniform increase for other employees, other than normal merit and cost-of-living increases required by union contracts or by Seller's general prevailing practices, (with any increases to be agreed to by Swisher);

                  (viii) any write-down of the value of any inventory;

                  (ix) any disposition or diminution of, or lapse of any rights to the use of any Intellectual Property of Seller or the disposition of, or disclosure to, any person of any trade secret related to the business of Seller and not previously a matter of public knowledge;

                  (x) any capital expenditures or commitment for additions to properties, plant or equipment, except in the ordinary course of ' business or as disclosed in Schedule 2.25;

                  (xi) any material change in the method of accounting or accounting practices of Seller;

                  (xii) any incurrence of any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) affecting Seller except in the ordinary course of business, or any




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          increase in, or experiencing of any significant change in the assumption underlying or methods of calculating any bad debt, contingency or other reserves;

                  (xiii) any agreements or arrangements with, or assets of the Business of Seller sold to, any of the officers or directors of Seller or the Stockholders or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended), except for purchases and sales in the ordinary course of business effected at competitive prices or except as disclosed on Schedule 2.18; or

                  (xiv) any declaration or set aside or payment or redemption or other distribution in respect of, the capital stock of Seller;

and there has been no agreement on the part of the Seller or the Stockholders, whether in writing or not, to do any of the foregoing.

     2.19 BROKER, AGENT, FINDER. Neither Seller nor the Stockholders has employed any broker, agent or finder or incurred any liability for any brokerage fee, agents' commissions or finders' fees in connection with the transactions contemplated herein.

     2.20 CONDITION OF ASSETS. Except as shown on Schedule 2.20, all of the structures, equipment, furniture and fixtures of the Business and the Fixed Assets of Seller are in good operating condition and repair for the conduct of the Business as presently conducted.

     2.21 PRODUCT INVENTORIES. Except as shown on Schedule 2.21, the inventories of the products of Seller transferred to Swisher and shown on the Financial Statements and the inventories accumulated by Seller subsequent to July 31, 1997 include no items which are obsolete, beyond normal shelf life, or below standard quality or of any quality or quantity not usable or saleable in the ordinary course of business of Seller.



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     2.22 FIXED ASSETS. Schedule 2.22 contains a full and complete list of the
Fixed Assets used by Seller in the Business to be transferred to Swisher, and Seller has full right and title to transfer the Fixed Assets to Swisher.

     2.23 NO DEMAND INDEBTEDNESS. Seller and/or the Stockholders are not a party to any indenture or bank loan or credit agreement or any other agreement or instrument under which the Seller is or will be required to place (or under which a third party may place) a lien upon any of the Acquired Assets securing indebtedness, either upon demand of the holder of such indebtedness or upon the happening of a condition, with or without such demand.

     2.24 NO DEFAULTS. No event or condition has occurred and is continuing which would constitute an event of default or with the giving of notice or lapse of time or both would constitute an event of default or with the giving of notice or lapse of time or both would constitute an event of default under any agreement, indenture, bank loan, credit agreement or lease under which the property or assets of the Seller are bound.

     2.25 CAPITAL COMMITMENTS. Schedule 2.25 contains a list of all capital commitments or capital expenditures ("Cap. Ex.") made by Seller during calendar year 1996. All Cap. Ex. commitments have been paid or adequately reserved on the Seller's balance sheet. There are no Cap. Ex. commitments made during 1997 by Seller which are to be assumed by Swisher as part of the transactions contemplated hereby.

     2.26 LETTERS OF CREDIT AND BONDS. Schedule 2.26 sets forth all letters of credit and bonds together with face amounts and a description as to their character (i.e. standby, irrevocable, etc.) which are obligations of the Seller or the Stockholders and which have been incurred in connection with the Business.



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     2.27 TAX MATTERS. Seller has furnished to Purchaser true and complete copies of all federal and state income tax returns and all property tax returns, reports and schedules filed on behalf of or with respect to Seller for all tax periods during the current calendar year and each of its last three calendar years. All federal, state and local tax returns and tax reports required to be filed by Seller, have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties) due from either Seller (a) have been fully paid or adequately provided for on the books and financial statements of Seller, or
(b) are being contested in good faith by appropriate proceedings. No issues have been raised (or might reasonably be expected to be raised) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to in the foregoing clause (i) which, individually or in the aggregate, might have a material adverse effect on the Business; and (iv) no waivers of statutes of limitation have been given or requested with respect to the affiliated group, except as noted in Schedule 2.27.

     2.28 REVENUE RUN-RATE. Revenues of the Business for calendar year 1997 are running at an annualized rate of not less than Eight Hundred Sixty-Three Thousand Dollars ($863,000).

     2.29 DISCLOSURES. Neither the Financial Statements referred to in Section 2.3, nor this Agreement, nor any certificate or Schedule furnished by or on behalf of Seller or the Stockholders pursuant to this Agreement, contains any untrue statement of material fact or, when this Agreement and such Schedules and certificates are taken in their entirety, contains any



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untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SWISHER

     Swisher represents and warrants to Seller and the Stockholders that:

     3.1 ORGANIZATION. Swisher is a corporation duly incorporated and validly existing under the laws of the State of North Carolina, is duly qualified to do business, and is in good standing as a foreign corporation in each State where the nature of its business or activities require it to be so qualified, has the corporate power and authority to own and operate its properties and to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

     3.2 AUTHORITY. The execution and delivery of this Agreement by Swisher and the due consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Swisher; this Agreement constitutes a valid and binding Agreement of Swisher; neither the execution and delivery of this Agreement nor the consummation by Swisher of the transactions contemplated hereby will constitute a violation of any provision of law or of the Articles of Incorporation or Bylaws of Swisher, result in the breach of, or the imposition of any lien on, or constitute a default under, any indenture or bank loan or credit agreement, license, permit, trust, custodianship or other restriction, which violation, breach, imposition of lien or default would affect the validity of the sale of the capital stock to Swisher.



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     3.3  LITIGATION. There is no known action, suit, proceeding, or investigation pending or threatened against Swisher which challenges or questions the legality or validity of this Agreement or any of the transactions contemplated hereby.

     3.4 BROKERS, AGENTS, FINDERS. Neither Swisher nor any of its officers, directors or employees have employed any broker, agent or finder, or incurred any liability for any brokerage fee, agents' commissions or finders' fees in connection with the transactions contemplated herein.

                                  ARTICLE IV

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIABILITY

     4.1 SURVIVAL. The representations, warranties, undertakings and agreements of Seller, Stockholders and Swisher contained herein, or in the certificates or other instruments delivered by or on behalf of such party pursuant to this Agreement, shall survive the Closing Date and any investigation made by or on behalf of the other party.

                                   ARTICLE V

                       PURCHASE AND SALE, PURCHASE PRICE

     5.1 PURCHASE PRICE. At the Closing, Sellers will sell and Swisher will purchase all of the Acquired Assets of Seller. The purchase price for the Acquired Assets shall be Five Hundred Eighty Eight Thousand Four Hundred Eighty Eight and 67/100 Dollars ($588,488.67) (the "Purchase Price").

     At the Closing, Swisher shall pay to the Seller the Purchase Price in the form of an Installment Promissory Note with a face amount of Five Hundred Eighty Eight Thousand Four Hundred Eighty Eight and 67/100 Dollars ($588,488.67) amortized over sixty (60) months from



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the Closing Date, which shall bear interest at a per annum rate of ten percent
(10%) (the "Note"), a copy of which is attached hereto and made a part hereof as Exhibit A.

     Swisher shall have a right of set-off against amounts owed under the Note for any amounts owed by Seller and/or Stockholders due to the breach of any representation, warranty or covenant contained in this Agreement. Swisher International, Inc. shall unconditionally guaranty the payment of the Note upon its terms.

     5.2 TRANSFER OF ACQUIRED ASSETS. In exchange for the payment by Swisher of the Purchase Price, Seller and/or Stockholders shall convey all of the Acquired Assets of Seller to Swisher on the Closing Date and Swisher shall assume the Assumed Liabilities shown on Schedule 1.1(b).

     5.3 INVENTORY. The purchase price includes the value of the Fixed Assets and the Product Inventory. However, the purchase price shall be adjusted to reflect the current value of the Product Inventory on the Closing Date established by an inventory to be completed by representatives of each company on the day before the Closing Date. Swisher shall have no obligation to pay for Fixed Assets which are obsolete or unusable, nor for Product Inventory if it is past its normal shelf life, or is prohibited by law to be used in the Business.

     5.4 LEASE. The Stockholders through their Realty partnership shall lease the Realty to Swisher upon the terms and conditions of the Lease attached hereto and made a part hereof as Exhibit B.

     5.5 PRORATIONS. Unless otherwise provided, all taxes, water and sewer charges, rent, employees bonuses, salaries and commission shall be prorated between Swisher and the Seller as of the Closing Date. Schedule 5.5 is a list of prepaid Customer Contracts. Swisher has received



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a reduction in the purchase price and in consideration therefor will assume the obligations under those Contracts.

                                  ARTICLE VI

                       ACCESS TO RECORDS AND PROPERTIES

     6.1 Swisher may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made such investigation of the business of Seller as it deems necessary or advisable, but such investigation shall not affect the Seller's or the Stockholders' representations and warranties hereunder nor prejudice Swisher's night to terminate this Agreement as provided in Article XII. Seller and the Stockholders agree to permit
Swisher and its employees, agents and representatives to have, after the date of execution hereof, fall access to its premises on reasonable notice and to Seller's books and records and Seller will make available such financial and operating data and other information with respect to its business and properties as Swisher shall from time to time reasonably request. In the event of termination of this Agreement, Swisher will return all originals and copies of documents, work papers and other material obtained hereunder, whether obtained before or after the execution hereof, and Purchaser agrees that it will not disclose or divulge any such information to any other person, and will keep any information so obtained confidential; provided, however, that Swisher shall not be obligated to treat as confidential any information which was known to it at the time of disclosure or which becomes publicly known or available thereafter or its rightfully receive by it from a third party, or required to be disclosed by order of any duly constituted governmental authority.



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                                  ARTICLE VII

            CONDUCT OF SELLER AND STOCKHOLDERS PENDING THE CLOSING

     Seller and the Stockholders agree that from the date of this Agreement to the Closing Date, that they will operate the Business as presently operated and only in the ordinary- course of business and to the extent of, and consistent with, such operation, they will preserve intact the present business organization of the Seller and preserve the relationships of Seller with persons having business dealings with it. Specifically, Seller and the Stockholders agree that:

     7.1 MAINTAIN ASSETS. They will maintain all of the properties of Seller in customary repair, order and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted, and take all steps reasonably necessary to maintain the intangible assets of Seller.

     7.2 SALARY INCREASES. They will not (i) grant any salary increase in excess of four percent (4%) to any officer or employee of Seller who would receive, after giving effect to such increase, aggregate compensation at an annual rate exceeding $30,000, or (11) enter into or amend or alter materially any bonus, incentive compensation, deferred compensation, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement or arrangement affecting employees of Seller.

     7.3 TAX PAYMENTS. Except for taxes contested in good faith, they will pay all ad valorem and other taxes upon the properties and business of Seller as they become due.

     7.4 NO ASSET SALES; ENCUMBRANCES. They will refrain from disposing of or encumbering any of the properties of Seller to be transferred to Swisher on the Closing Date.

     7.5 INDEBTEDNESS. They will not enter into or assume any contract, agreement, obligation, lease, debt instrument, license or commitment, except in the ordinary course of business or as contemplated by this Agreement.

     7.6 BREACH OF CONTRACT. They will not do any act, or omit to do any act, which will cause a material breach of any contract, commitment or obligation of Seller.

     7.7 COMPLIANCE WITH LAWS. They will duly comply with all laws applicable to Seller or to the Business.

     7.8 WAIVERS. They will not amend, terminate, cancel or waive any right of substantial value relating to the business of Seller.

     7.9 INTELLECTUAL PROPERTY. They will not dispose of, diminish or permit to lapse any rights to the use of any Intellectual Property material to Seller, or dispose of or disclose to any person any trade secret, formula, process or know-how of Seller not previously a matter of public knowledge.

     7.10 CAPITAL COMMITMENTS. They will not commit to, or make, any Cap. Ex. for additions to property or equipment of Seller, except in the ordinary course of business and in any event in excess of $1,000, except as approved in writing by Purchaser.

     7.11 MATERIALS PURCHASES. They will not incur any obligation for the purchase or payment of materials in excess of $5,000, except for the purchase or payment for inventory, material and supplies required in the ordinary course of Seller's Business, in amounts and quantities consistent with past purchasing policies for such materials and supplies at current levels of business and operation.

     7.12 CORPORATE GOVERNANCE. They will not amend the Articles of Incorporation or Bylaws of Seller.

     7.13 MERGERS. They will not merge, agree to merge with, acquire, agree to acquire, or agree to be acquired by or combine with any other business entity.

     7.14 AFFILIATE ARRANGEMENTS. They will not sell any assets of Seller to, or enter into any agreement or arrangement relating to the Seller with, any of the officers or directors of Seller or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended).

     7.15 REDEMPTIONS, DIVIDENDS. They will not permit Seller to redeem any, or declare or set aside or pay any, dividend (whether in cash or property) or other distribution in respect of the capital stock of Seller.

                                 ARTICLE VIII

                      CONDITIONS TO SWISHER'S OBLIGATIONS

     The obligation of Swisher to perform this Agreement is subject to the satisfaction in all material respects on or before the Closing Date of the following conditions, unless waived by Swisher in writing:

     8.1 INACCURACY OF SELLER/STOCKHOLDERS REPRESENTATIONS AND WARRANTIES. Examination by Swisher shall not have disclosed any material inaccuracy in the representations and warranties of Seller or the Stockholders set forth in
Article II. Such representations and warranties shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, and Swisher shall have received certificates signed by the President or Vice President of Seller and by the Stockholders to that effect.

     8.2 SELLER/STOCKHOLDERS PERFORMANCE OF OBLIGATIONS. Seller and the Stockholders shall have performed all obligations required to be performed by them prior to the Closing Date under this Agreement.

     8.3 APPROVAL OF DOCUMENTS. The form and substance of all documents delivered hereunder by Seller and the Stockholders shall be acceptable to counsel for Swisher, acceptance not to be unreasonably withheld.

     8.4 BOARD APPROVAL. All of the transactions contemplated under this Agreement must be approved by Swisher's Board of Directors.

                                  ARTICLE IX

                      CONDITIONS OF SELLER'S OBLIGATIONS

     The obligations of Seller and the Stockholders to perform this Agreement are subject to the satisfaction in all material respects on or before the Closing Date of the following conditions, unless waived by Seller or the Stockholders in writing:

     9.1 INACCURACY OF SWISHER REPRESENTATIONS AND WARRANTIES. Examination by Seller and the Stockholders shall not have disclosed any material inaccuracy in the representations and warranties of Swisher set forth in
Article III. Such representations and warranties shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date and Seller shall have received a certificate or certificates signed by the President or a Vice President of Swisher to that effect.

     9.2 SWISHER PERFORMANCE OF OBLIGATIONS. Swisher shall have performed all obligations required to be performed by it prior to the Closing Date under this Agreement.

     9.3 APPROVAL OF DOCUMENTS. The form and substance of all documents delivered hereunder by Swisher shall be acceptable to counsel for Seller and Stockholders acceptance not to be unreasonably withheld.

     9.4 RESOLUTIONS. The delivery by Swisher of the Board of Directors of Swisher International approving the guaranty of all payments under the Note.

                                   ARTICLE X

                                 RISK OF LOSS

     10.1 DAMAGE OR DESTRUCTION. If, prior to the Closing Date, the Acquired Assets to be transferred from Seller to Swisher are damaged or destroyed to the extent that the cost of reconstruction or repair would exceed Fifty Thousand Dollars ($50,000), or damage to the Realty so that the conduct of the Business would be materially impaired, Swisher, at its election, may terminate this Agreement and, upon such termination, neither party shall have any obligation hereunder to the other. If Swisher does not exercise such election to terminate, or if the damage or destruction is less extensive than referred to in the preceding sentence, Seller shall, at the Closing Date or as soon thereafter as received, pay over to Swisher the insurance proceeds recovered on account of such damage or destruction.

                                  ARTICLE XI

                                  THE CLOSING

     11.1 TIME AND PLACE. The Closing of the transactions provided for in this Agreement shall be held on the Closing Date at the offices of Swisher International, Inc., 6849 Fairview Road, Charlotte, North Carolina at 10:00 a.m. on September 3, 1997 or at such other time or place as the parties may agree upon in writing.

     11.2 DELIVERIES BY SELLER/STOCKHOLDERS. At the Closing, Seller and/or Stockholders shall deliver or cause to be delivered to Swisher:

          (a) a Bill of Sale transferring all of the Acquired Assets to Swisher;

          (b) the Lease referred to in Section 5.5 of this Agreement;

          (c) the Non-Compete Agreements required by Section 14.3;

          (d) an assignment of all Customer Contracts;

          (e) an assignment of all Other Contracts and Leases;

          (f) any and all consents necessary to the transfer of the Acquired Assets;

          (g) evidence of the termination of the lease between Stockholders partnership and the Seller;

          (h) resolutions of Seller's Board of Directors approving the transaction; and

          (i) such other certificates and instruments and documents of transfer executed by Seller and/or the Stockholders as Swisher may reasonably request with respect to the consummation of the transactions contemplated hereby.

     Seller and the Stockholders shall take all other steps requisite to put Swisher in actual possession and operating control of the Business on the Closing Date.

     11.3 DELIVERIES BY SWISHER. At the Closing, Swisher shall deliver to
Seller:

          (a) the Note, as provided in Section 5.1(b);

          (b) the Guaranty of the Note by Swisher International, Inc. as required by Section 5.1(b) of this Agreement;

          (c) the Employment Agreement as required pursuant to Article XIV;

          (d) Resolutions of the Board of Directors of Swisher International required by Section 9.4;

          (e) Non-Compete payment for Robert M. McCain, Jr.; and

          (f) such other certificates and instruments and documents of transfer executed by Swisher as Seller and/or the Stockholders may reasonably request with respect to the consummation of the transactions contemplated hereby.

                                  ARTICLE XII

                       TERMINATION, WAIVER AND AMENDMENT

     12.1 TERMINATION BY LAPSE OF TIME. This Agreement may be terminated by either party at any time after September 30, 1997 (or such later date as shall have been specified in writing signed by the parties), if at the time of such notice of such termination the Closing for any reason shall not have been consummated.

     12.2 TERMINATION BY SWISHER. This Agreement may be terminated by
Swisher if there has been a material misrepresentation or breach on the part of Seller or the Stockholders in the representations and warranties of Seller or the Stockholders set forth herein, or if there has been any failure in any material respect on the part of Seller or the Stockholders to comply with their obligations hereunder.

     12.3 TERMINATION BY SELLER OR STOCKHOLDERS. This Agreement may be terminated by Seller or the Stockholders if there has been a material misrepresentation or breach on the part of Swisher in the representations and warranties of Swisher set forth herein, or if there has been any failure in any material respect on the part of Swisher to comply with their obligations hereunder.

     12.4 WRITTEN NOTICE. The power of termination provided for herein may be exercised only by written notice signed on behalf of the party for whom it is given and in the case of a termination on behalf of a corporate party, such written notice must be executed by a duly authorized officer.

     12.5 WAIVERS. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument and in the case of a corporate waiver by a written instrument, accompanied by a certified copy of the resolution of the board of directors authorizing such waiver and executed by a duly authorized officer of the party waiving compliance.

     12.6 AMENDMENT. This Agreement may be amended or supplemented at any time but only by a written instrument executed by a duly authorized officer of each of the corporate parties and by the Stockholders.

                                 ARTICLE XIII

                       FURTHER COVENANTS AND AGREEMENTS

     13.1 USE OF INTELLECTUAL PROPERTY. At the Closing Seller and the Stockholders shall convey all right title and interest they may have in the names Carolina Termite & Pest Control or Carolina Pest Control. Seller and the Stockholders agree that from and after the Closing Date they will not directly or indirectly use any of the Intellectual Property, including, but not limited to Carolina Termite & Pest Control or Carolina Pest Control either alone or in conjunction with other words, letters or symbols or any know-how, drawings, styles or other proprietary asset or right owned by the Seller, or use any other identification which is confusingly similar or would tend to mislead the public.

     13.2 CHANGE OF CORPORATE NAME. On or before the Closing Date the Stockholders will cause Seller to change its corporate name to eliminate the words Carolina Termite & Pest Control in accordance with Section 13.l. The new corporate name to be used by Seller shall be subject to the approval of Swisher; provided that Swisher shall grant Seller a limited license for a period of twelve (12) so that Seller may use it in collecting accounts receivable and to satisfy its accounts payable.

     13.3 ALLOCATIONS. Swisher, Seller and the Stockholders covenant and agree that the allocation of the Purchase Price shall be treated consistently by the parties for federal, state and local tax purposes.

     13.4 ACCOUNTS RECEIVABLE. Accounts receivable payable to Seller prior to the Closing Date shall be for the account of Seller. Seller shall be responsible for the collection of such accounts receivable.

     13.5 ACCOUNTS PAYABLE. Seller shall be responsible for the payment of all accounts payable incurred prior to the Closing Date, including all prepaids. Seller shall satisfy all accounts payable on or prior to the Closing Date.

     13.6 CASH. Seller's cash is not included within the Purchase Price and Seller shall retain all cash on hand prior to the Closing Date; provided, however, that Swisher shall be entitled to all cash received by Seller before Closing if inspection of the work occurs on or after the Closing Date.

     13.7 EMPLOYEE LOANS. Swisher shall assume all rights and obligations related to loans made by Seller to employees prior to Closing Date.

                                  ARTICLE XIV

                               EMPLOYMENT ISSUES

     14.1 EMPLOYMENT AGREEMENT. It is the intention of the parties to create a nationwide chain of quality termite and pest control businesses in various locations throughout the United States. The precise locations of these businesses shall be determined at a later date. In this connection, Stockholder E. David Dodd, III ("Mr. Dodd") has been offered and has accepted employment with Purchaser following consummation of the transactions contemplated hereby. The Stockholder possesses certain knowledge, skills and expertise in the operation of the Business which are critical to the success of the venture. Swisher also possesses certain knowledge, skills and expertise which are critical to the success of the venture, which knowledge, skills and expertise will be imparted to the Stockholder during the course of his employment with Swisher. Swisher has expended and expects to continue to expend considerable sums of money in furtherance of the development and implementation of a nationwide franchised chain of quality termite and pest control businesses. Therefore, Mr. Dodd, individually, and Swisher agree to enter into an Employment Agreement with Purchaser at Closing in substantially the form attached hereto and made a part hereof as Exhibit C which shall contain a covenant not to compete payable in the amount Three Hundred Sixty Seven Thousand Three Hundred Ninety Four and 00/100 Dollars ($367,394.00) as follows: One Hundred Thousand and 00/100 Dollars ($100,000.00) at Closing and commencing October 3, 1997 sixty (60) equal monthly installment payments of Four Thousand Four Hundred Fifty Six and 57/100 Dollars ($4,456.57) until fully paid.

     14.2 ROBERT M. MCCAIN, JR. Mr. Dodd will obtain a covenant not to compete from Robert M. McCain, Jr. satisfactory to Swisher in substantially the form of Mr. Dodd's covenant not to compete in consideration of the payment of Three Hundred Sixty Seven Thousand Three Hundred Ninety Four and 00/100 Dollars ($367,394.00) by Swisher upon the same payment schedule as Mr. Dodd.

     14.3 EMPLOYEE NON-COMPETES. Prior to Closing Seller shall obtain a Non-Compete and Non-Solicitation Agreement (the "Non-Competes") from each of its employees in the form attached hereto and made a part hereof as Exhibit D. Seller shall assign the Non-Competes to Swisher on the Closing Date.

     14.4 SEVERANCE ARRANGEMENTS. Any arrangements for severance pay made by Seller shall be solely at the expense of Seller.

     14.5 EMPLOYEE PAYROLL. Seller shall retain the liability for payment of employee commissions and all other payroll accrued prior to September 1, 1997.

     14.6 EMPLOYEE BENEFIT PLANS. Swisher shall not be obligated to assume any of Seller's employee benefit plans.

                                  ARTICLE XV

   CLAIMS ARISING OUT OF THE OPERATION OF SELLER'S BUSINESS, INDEMNIFICATION

     15.1 With respect to any claims or liabilities arising out of the operation of Seller's business:

          (a) Seller and the Stockholders shall remain liable for and shall indemnify and hold Swisher and any guarantor harmless against all such claims, demands, causes of action, suits, judgments, liabilities and expenses of any and every kind (including attorney's fees), arising out of or based on the acts or omissions of Seller or the Stockholders (or any predecessor corporation) in their conduct of the Business prior to the Closing Date; provided, however, that Seller and Stockholders shall be liable for warranty claims only for ninety (90) days after August 31, 1997 for Customer Contracts that are in effect as of September 1, 1997. There shall be no time limit on the obligation of Seller and Stockholders to indemnify Swisher for warranty work for Customer Contracts that predate September 1, 1997 and not in effect on September 1, 1997. Swisher shall cooperate with Seller and/or the Stockholders in the defense of such claims or suits and to such end shall make available to counsel for Seller and/or the Stockholders or their insurer such of Swisher's books and records as in the judgment of said counsel may be helpful in the defense.

          (b) Swisher shall assume liability for and shall indemnify and hold Seller and the Stockholders harmless against all such claims, demands, causes of action, suits, judgments, liabilities and expenses of any and every kind arising out of Swisher's conduct of the Business on and after the Closing Date. Seller and/or Stockholders shall cooperate with Swisher in the defense of such claims or suits and to such end shall make available to counsel for Swisher or their insurer such of Seller's books and records as in the judgment of said counsel or insurer may be helpful in the defense.

     15.2 NOTICE. Promptly after receipt by Swisher of any claim or notice of the commencement of any action or administrative or legal proceedings or investigation, Swisher shall, if a claim in respect thereof is or may be made against Seller and/or the Stockholders under this Agreement, notify Seller and/or the Stockholders in writing of such fact. Seller and/or the Stockholders shall be entitled to participate in, and, to the extent that they shall wish, to assume the defense thereof, with counsel designated by Seller and/or the Stockholders and satisfactory to Swisher or Newco. After notice from Seller and/or the Stockholders to Swisher of the election of Seller and/or the Stockholders so to assume the defense thereof, Seller and/or the Stockholders shall not be liable to Swisher under this Agreement or otherwise for any legal or other expenses subsequently incurred by Swisher in connection with the defense thereof other than Swisher's reasonable costs of investigation. If Seller and/or the Stockholders elect to assume the defense thereof, Swisher will make available to Seller and/or the Stockholders and their counsel books and of records, Swisher, as may be reasonably required for such defense.

          (a) Should Swisher or any guarantor be entitled to indemnification under this Agreement as a result of a claim by a third party, and Seller and/or the Stockholders do not assume the defense of such claim, Swisher shall at the expense of Seller and/or the Stockholders contest (or, with the prior written consent of the Seller and/or the Stockholders, settle) such claim, provided that no such contest need be made and settlement or full payment of any such claim may be made without consent of Seller and/or the Stockholders (with Seller and/or the Stockholders then being obligated to indemnify Swisher under this Agreement), if, in the opinion of Swisher's counsel, as the case may be, such claim has colorable merit.

     15.3 BULK SALES. Seller and Stockholders shall indemnify and hold Swisher and any guarantor harmless against all claims, demands, causes of action, suits, Judgments, liabilities and expenses of any and every kind (including attorney's fees) arising out of or based upon a claim pursuant to the Bulk Sales Law of the State of North Carolina.

                                  ARTICLE XVI

       FURTHER ASSURANCES, PAROLE EVIDENCE, COUNTERPARTS, NOTICES, ETC.

     16.1 FURTHER ASSURANCES. If, at any time after the Closing Date, any party hereto shall consider or be advised that any further instruments or assurances or any other things are necessary or desirable to carry out the terms of this Agreement, the other party shall execute and deliver all such instruments and assurances and do all things reasonably necessary and proper to carry out the terms of this Agreement.

     16.2 ENTIRE AGREEMENT. This Agreement and the documents delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations. None of the parties shall be bound by nor shall be deemed to have made any representations, warranties or commitments except those contained herein or in the documents delivered pursuant hereto.

     16.3 MISCELLANEOUS. This Agreement:

          (a) may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement;

          (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either the Seller or the Stockholders; and

          (c) shall be governed by and construed in accordance with the laws of the State of North Carolina.

     16.4 ALTERNATE DISPUTE RESOLUTION. Except insofar as Swisher elects at any time to enforce this Agreement by any judicial process, injunction or specific performance, any controversy, dispute, question or claim arising out of this Agreement or its interpretation, performance, or nonperformance, or any breach hereof, including, without limitation, any claim that this Agreement or any part thereof is invalid, illegal or otherwise voidable or void, shall be submitted first to nonbinding mediation, then to final and binding arbitration process as it relates to each individual franchisee in accordance with the Commercial Arbitration Rules of the American Arbitration Association or similar association, and judgment on the arbitration award may be entered in the highest state, provincial, or federal court having jurisdiction thereof, provided, however that this provision shall not be construed to limit any rights which Swisher may have to apply to any court of competent jurisdiction for injunctive or similar provisional relief. No arbitration decision shall have a binding or collateral estoppel effect in any other arbitration or judicial proceeding. The substantive law of the state of North Carolina shall be applied by the arbitrators, and this requirement shall be deemed jurisdictional. This mediation/arbitration provision shall be deemed self-executing, and in the event that any party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear. The parties agree that such mediation or arbitration shall be conducted in Charlotte, North Carolina and shall remain confidential between the parties except as required by law.

     16.5 HEADINGS. The headings used in this Agreement and in the Table of Contents are for convenience only and shall not affect the construction of any of the terms of this Agreement.

     16.6 NOTICES. All notices or other communications which are required or permitted hereunder shall be sufficient if delivered personally or by registered or certified mail, postage prepaid, as follows:

          if to Seller or Stockholders:
          P.O. Box 368
          Monroe, NC 28110

          if to the Purchaser or Swisher:
          Swisher International, Inc.
          6849 Fairview Road
          Charlotte, NC 28210
          Attention: General Counsel

     16.7 COSTS AND EXPENSES. Each party to this Agreement shall pay its own costs and expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel and accountants) necessary to its performance of and compliance with this Agreement.

ATTEST                             CAROLINA TERMITE & PEST CONTROL, INC.


                                   By:
------------------------------        ------------------------------------------
Secretary                               President


ATTEST                             SWISHER PEST CONTROL CORP.

                                   By:
------------------------------        ------------------------------------------
Secretary                               President


WITNESS                            E. DAVID DODD, II


------------------------------     ---------------------------------------------
                                   An Individual

WITNESS


------------------------------

WITNESS                            DRAKE DODD MCCAIN


------------------------------     ---------------------------------------------
                                   An Individual

WITNESS


------------------------------


WITNESS                            E. DAVID DODD, III AS CUSTODIAN FOR LAURA
                                   MIDDLETON DODD, A MINOR


------------------------------     ---------------------------------------------
                                   An Individual

WITNESS


------------------------------




WITNESS                            SARAH CURRENT DODD


------------------------------     ---------------------------------------------
                                   An Individual

WITNESS


------------------------------

                               CLOSING STATEMENT

SELLER:                             Carolina Termite & Pest Control, et. al

PURCHASER:                          Swisher Pest Control Corp.

DATE:                               As of September 1, 1997

PURCHASE PRICE:                     Acquired Assets                $  588,488.67

COVENANTS NOT TO COMPETE:
       E. David Dodd, III                                             367,394.00
       Robert M. McCain, Jr.                                          367,394.00
                                                                   -------------
                                                                   $1,323,274.67

LESS: CREDITS TO BUYER

       Promissory Note
       Covenants Not To Compete
          E. David Dodd, III ($100,000.00 payable at Closing)         367,394.00
          Robert M. McCain, Jr. ($100,000.00 payable at Closing)      367,394.00
                                                                   -------------
                                                                   $1,323,274.67

NET TO PURCHASER/SELLER:

SELLER:                                      PURCHASER:

Carolina Termite & Pest Control, Inc.        Swisher Pest Control Corp.

By:                                          By:
   ----------------------------------           --------------------------------
     President                                    President

                                   ADDENDUM
                                      TO
                               CLOSING STATEMENT

1. Personal property taxes shall be pro-rated from September 1, 1997 and billed to Purchaser when paid by Seller.

2. Utilities shall be settle between Seller and Purchaser subsequent to Closing as final bills are received from utility companies.

3. Vehicles titles shall be transferred promptly after Closing. Swisher to pay vehicle transfer taxes.

4.   Seller will provide employee Non-Competes promptly after Closing.


SELLER:                                      PURCHASER:

Carolina Termite & Pest Control, Inc.        Swisher Pest Control Corp.

By:                                          By:
   ----------------------------------           --------------------------------
     President                                    President